UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2025

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2025, Digital Brands Group, Inc. (the “Company” or “DBGI”), entered into that certain Exclusive Private Label Manufacturing Agreement (the “Agreement”) with The Grove Collective, LLC, a Mississippi limited liability company (“Client”). Client is acting as the name, image, and likeness (“NIL”) marketing agent for student-athletes attending the University of Mississippi (the “University”). Pursuant to the terms of the Agreement, Client has engaged the Company to manufacture private label knit apparel products for the University as set forth in the Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (collectively, the “Exclusive Apparel Products”). Such Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by Client through its website (www.thegrovecollective.com) or any future brick and mortar locations in Mississippi.

The Company has general discretion to develop designs, technical specifications, and prototypes for the Exclusive Apparel Products and has agreed to use its best efforts to (i) invest approximately $500,000 per year, for 3 years, to the specific student-athlete funds as directed by Client, and (ii) spend, at the Company’s direction, $500,000 per year on digital ad spend, influencer marketing, and related expenses.

The Agreement is for a term of 3-years (the “Term”), with the option to renew for successive one-year terms, and during the Term, Client has agreed to only engage the Company to produce the Exclusive Apparel Products. In exchange, the Company agreed to issue Client $3,000,000 worth of the Company’s common stock, par value $0.001 per share (the “Common Stock”), representing the consideration payable by the Company to Client for the 3-year Term of the Agreement (all shares issued to client pursuant to the Agreement, the “Shares”). In the event the Term is extended, the Company shall issue Client an additional $1,000,000 of Common Stock for each such one-year extension. The number of Shares issued shall is based on the volume-weighted average price (“VWAP”) of the Common Stock for the 5-day period ending one day prior to the date of issuance. The Agreement also provides that, for the first 15-months of the Term, if the trading price of the Common Stock declines, the Company will either issue additional Shares, or pay cash, to Client to make up such difference.

The Company agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of Shares by January 2, 2026. Pursuant to the Agreement, Client assigned all of its voting interests with respect to all Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

The Agreement contains certain covenants, representations, warranties, and conditions customary for an agreement of this type. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Exclusive Private Label Manufacturing Agreement, dated November 19, 2025, by and between Digital Brands Group, Inc. and The Grove Collective, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: November 25, 2025	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer